EXHIBIT 10.2
INDEMNIFICATION AGREEMENT

            This INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of the 25th day of September, 2009 by and between THE DRESS BARN, INC., a Connecticut corporation (the “Company”), and the person named as Indemnitee on the signature page hereof (the “Indemnitee”).

WITNESSETH:

            WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability arising out of his service to the Company and/or its subsidiaries and affiliates, the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, the Indemnitee as set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.  Indemnification.

(a) The Company hereby agrees to indemnify the Indemnitee in the event the Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any action, suit or proceedings (including any appeal), whether civil, criminal, administrative, investigative or other, relating to any occurrence or event before or after the date hereof, by reason of the fact that the Indemnitee is or was a director, officer, employee, partner, trustee or agent of, or consultant to, the Company or any of its subsidiaries or affiliates, or is or was serving at the request of the Company or any of its subsidiaries or affiliates as a director, officer, employee, partner, trustee or agent of, or consultant to, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including but not limited to any such action, suit or proceeding (including any appeal), whether civil, criminal, administrative, investigative or other by any third party or by or in the right of the Company or any of its subsidiaries or affiliates or any such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (hereinafter called a “Claim”), for and against expenses, including attorneys’ fees, and all other costs, charges and expenses paid, incurred by or assessable against the Indemnitee in connection with investigating, defending, being a witness in or participating in, or preparing to defend, be a witness in or participate in, any Claim (collectively, “Expenses”) and judgments, fines, penalties, taxes (including excise taxes), and amounts paid or to be paid in settlement (including all interest, assessments and other charges paid or payable in respect of the foregoing) incurred by the Indemnitee in connection with any Claim (collectively, “Damages”).

(b) If requested by the Indemnitee, the Company shall, upon presentation of bills, statements of account or invoices for Expenses relating to a Claim, advance to or pay on behalf of the Indemnitee, within 30 days of such request, any and all Expenses shown on such bills, statements or invoices relating to such Claim (an “Expense Advance”), upon (i) receipt of a written affirmation of the Indemnitee’s good faith belief that the Indemnitee conducted himself in good faith and reasonably believed in the case of conduct in his official capacity, that his conduct was in the Company’s best interests, and in all other cases, that his conduct was not opposed to its best interest; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or that the proceeding involves conduct for which liability has been eliminated under a provision of the Certificate of Incorporation authorized by the Connecticut Business Corporation Act (the “CBCA”); (ii) receipt of a written undertaking by or on behalf of the Indemnitee to repay such Expense Advance in the event of a final determination, adjudication or judgment (as to which all rights of appeal have been exhausted or have lapsed) that the Indemnitee is not entitled to indemnification pursuant to this Agreement; and (iii) if required under applicable law, a determination is made that the facts then known to those making the determination would not preclude indemnification under the CBCA.

(c) In the event that the Indemnitee demands indemnification hereunder as a result of any Claim, the Indemnitee shall provide the Company with notice of such Claim and shall make available to the Company all information in the Indemnitee’s possession that reasonably relates to such Claim.  The Company shall have the right, but not the obligation, to control the defense of the Indemnitee from such Claim at the Company’s sole cost and expense and by counsel mutually acceptable to the Company and the Indemnitee.  In the event that the Company shall elect to exercise such right to control such defense, the Indemnitee shall have the right to participate in such defense at the Indemnitee’s sole expense and through counsel of its choice.  No Claim shall be settled or compromised without the consent of the Company, which shall not be unreasonably withheld, unless the Company shall have failed, after the lapse of a reasonable time, but in no event more than 30 days after notice to the Company of such proposed settlement or compromise, to notify the Indemnitee of the Company’s reasonable objection thereto.  The Indemnitee’s failure to give timely notice or to provide copies of documents or to furnish information in connection with any Claim shall not constitute a defense to any claim for indemnification by the Indemnitee hereunder except, and only to the extent, that the Company is materially prejudiced thereby.

(d) If there has not been a Change in Control (as defined in Section 2(b) hereof), the determination that indemnification of the Indemnitee is permissible in the circumstances shall be made by the Board of Directors of the Company (the “Board of Directors”), a committee of the Board of Directors, special legal counsel or the Company’s shareholders (the “Reviewing Party”) in accordance with the CBCA, with the method of determination to be chosen by the Board of Directors.  If there has been a Change in Control, the Reviewing Party shall be the special legal counsel selected by the Company in accordance with the CBCA and approved by the Indemnitee (which approval shall not be unreasonably withheld) unless (i) the Change in Control has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control and (ii) the individuals who were directors prior to the Change in Control constitute at least two-thirds of the members of the Board of Directors as of the date of the determination, in which case the method of determination shall be chosen by the Board of Directors pursuant to the immediately preceding sentence.  Subject to Section 7, any determination by the Reviewing Party shall be conclusive and binding on the Company and the Indemnitee.  The Company promptly will advise the Indemnitee in writing with respect to any determination that the Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

2.  Change in Control.

(a) If there has been a Change in Control, except as otherwise provided in Section 1(d) of this Agreement, special legal counsel shall be selected by the Company in accordance with the CBCA and approved by the Indemnitee (which approval shall not be unreasonable withheld) and such special legal counsel shall determine whether the officer or director is entitled to indemnity payments and Expense Advances under this Agreement or any other agreement or the Certificate of Incorporation or By-laws of the Company now or hereafter in effect relating to Claims for indemnifiable events.  Such special legal counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee will be permitted to be indemnified. The Company agrees to pay the reasonable fees of the special legal counsel and to indemnify fully such special legal counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special legal counsel pursuant hereto.

(b) For purposes of this Agreement, a “Change in Control” shall mean any of the following events:

1. An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”),  immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that the term “Person” for purposes of this Section 2(b)(1) shall not include (i) any employee benefit plan maintained by the Company, or (ii) Elliot or Roslyn Jaffe or any lineal descendant (the “Jaffe Family”) or any trust or similar entity established by or for the benefit of any of member of the Jaffe Family;

2. The individuals who, as of the date of this Agreement are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

3. Approval by shareholders of the Company of:

i. A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a Non-Control Transaction.  A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where: (a) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; (b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning directly or indirectly a majority of the Voting Securities of the Surviving Corporation; and (c) no Person other than (i) the Company, (ii) any subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

ii. A complete liquidation or dissolution of the Company; or

iii. An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary).

3. Establishment of Trust.  Immediately prior to or upon a Change in Control, the Company shall, upon written request by the Indemnitee, promptly create a trust (the “Trust”) for the benefit of the Indemnitee and from time to time, upon written request of the Indemnitee to the Company, shall fund the Trust in an amount, as set forth in such request, sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim, and any and all judgments, fines, penalties and settlement amounts of any and all Claims from time to time actually paid or claimed, reasonably anticipated or proposed to be paid.  The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee; (ii) the trustee of the Trust (the “Trustee”) shall advance in accordance with Section 1(b) hereof, within 30 days of a request by the Indemnitee, any and all Expenses to the Indemnitee, not advanced directly by the Company to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 1(b)); (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; (v) the Company shall pay all fees and expenses of the Trustee; and (vi) all unexpended funds in the Trust shall revert to the Company upon a final determination by arbitration or court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement.  The Trustee shall be chosen by the Indemnitee.

4. Indemnification for Additional Expenses.  The Company shall indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall, upon presentation of bills, statements of account or invoices for Expenses, within 30 days of such request, advance such Expenses shown on such bills, statements or invoices to the Indemnitee, which are incurred by the Indemnitee in connection with any claim asserted by or action brought by the Indemnitee for (i) indemnification or advance payment of Expenses in accordance with Section 1(b) hereof by the Company under this Agreement, any other agreement to which the Company and the Indemnitee are parties, any provision of the Company’s Certificate of Incorporation or By-laws now or hereafter in effect relating to Claims and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company relating to Claims, upon receipt of a written undertaking by or on behalf of the Indemnitee to repay such expenses in the event of a final determination, adjudication or judgment (as to which all rights of appeal have been exhausted or have lapsed) that the Indemnitee is not entitled to indemnification.  This Section 4 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 8.

5. Partial Indemnity; Successful Defense.  If the Indemnitee is entitled under any provisions of this Agreement to indemnification by the Company for some or a portion of the Expenses and Damages but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to the maximum amount permitted under applicable law.  Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or in defense of any issue or matter therein, the Indemnitee shall be indemnified against any and all Expenses and Damages.

6. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall, to the fullest extent not prohibited by law, presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 1(c), and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Company (including by its directors or special legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or special legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(b) If the Reviewing Party shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Reviewing Party in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the Company’s shareholders pursuant to Section 1(d) and if (A) within 15 days after receipt by the Company of the request for such determination the Board of Directors has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of the Company’s shareholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by special legal counsel pursuant to Section 1(d) or 2(a).

(c) For purposes of this Agreement, the termination of any Claim by judgment, order or settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or had any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.

(d) For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to the Indemnitee by the directors or officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by  the Company.  The provisions of this Section 6(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of, or consultant to, the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

7.  Remedies of the Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 1(d) that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to 1(b), (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 1(d) within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made within 10 days after a determination has been made that the Indemnitee is entitled to indemnification, or (v) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitee shall be entitled to an adjudication in any court in the State of Connecticut having subject matter jurisdiction thereof and in which venue is proper of his entitlement to such indemnification or advancement of Expenses, and the Company hereby consents to service of process and to appear in any such proceeding.  Alternatively, the Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a).  The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 1(d) that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 7, the Company shall have the burden of proving the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.  It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of the Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.  The Company shall, to the fullest extent permitted by law, indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall (within 30 days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company if, in the case of indemnification, the Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

8. Exclusions.  Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification payment in connection with any Claim:

(a) for which payment has actually been made to or on behalf of the Indemnitee under any insurance policy or other indemnity provision or source, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision or source; or

(b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c) in connection with any proceeding (or any part of any proceeding) initiated by the Indemnitee, including any proceeding (or any part of any proceeding) initiated by the Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors authorized the proceeding (or any part of any proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

9. Contribution.  In the event that the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the Expenses and Damages, in such proportion as is deemed fair and reasonable in light of all of the circumstances of the related Claim by the Board of Directors or by the arbitrator, agency or court before which such Claim was brought in order to reflect (i) the relative benefits received by the Company, or any subsidiary or affiliate of the Company, and the Indemnitee as a result of the events and/or transactions giving rise to such Claim and/or (ii) the relative fault of the Company or any subsidiary or affiliate of the Company (and its directors, officers, employees and agents other than the Indemnitee) and the Indemnitee in connection with such events and/or transactions.

10. Interpretation of Indemnity.  It is agreed between the parties that, although the indemnities and other protections given by the Company to the Indemnitee are considered necessary, fair and reasonable, if it should be found that any of the provisions are void as going beyond that which is permitted by law and if, by deleting part of the wording or by substituting a more restricted indemnity or protection than that set out in Section 1, such provision would be valid and enforceable, there shall be substituted such more restricted indemnity or other provision or such deletions shall be made as shall render Section 1 or such part thereof valid and enforceable; provided, however, that the terms of such substituted indemnity or other provision or such deletions shall be consistent with the provisions of Section 17.

11. Notices to the Company by the Indemnitee.  The Indemnitee agrees to notify the Company promptly in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any action which may result in a claim for indemnification or contribution hereunder.

12. Non-exclusivity.

(a) The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Certificate of Incorporation or By-laws of the Company or of any subsidiary or affiliate of the Company, or under applicable law or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any such other provision.  It is the intention of the Company that the Indemnitee be indemnified hereunder to the maximum extent that a corporation organized under the laws of Connecticut may indemnify its officers, directors, employees and agents pursuant to the CBCA, or if applicable law prohibits indemnification to such extent, to the maximum extent permitted hereunder by causing any subsidiary or affiliate of the Company to satisfy such obligation on behalf of the Company.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee prior to such amendment, alteration or repeal.  To the extent that a change in the CBCA, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation or By-laws of the Company and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.
(b) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

13. Duration of Agreement.  This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that the Indemnitee shall have ceased to serve as a director, officer, employee or agent of, or consultant to, the Company or, at the request of the Company, as a director officer, employee, agent or fiduciary of, or consultant to, another corporation, partnership, joint venture, trust or other enterprise, or (b) one year after the final termination of any Claim then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to Section 7 relating thereto.

14.  Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in consideration of Indemnitee’s service as a director or officer of, or consultant to, the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of, or consultant to, the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and By-laws of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

15. Amendments; Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and, in the case of the Company, its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) or, in the case of the Indemnitee, his or her heirs and legal representative.  This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of, or consultant to, the Company, or any subsidiary or affiliate of the Company, or any other enterprise at the Company’s request.

17. Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

18. Governing Law.  The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Connecticut applicable to agreements made and to be performed entirely within such State.

19. Liability Insurance. To the extent the Company maintains at any time an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with the terms of such policy or policies, to the maximum extent of the coverage available for any other director or officer of the Company under such insurance policy or policies.  The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the parties hereto, and the execution and delivery of this Agreement shall not in any way be construed to limit or affect the rights and obligations of the Company and/or of the other parties under any such insurance policy.

20. Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or five business days after mailing by certified or registered mail, return receipt requested, with postage prepaid, to the following (or to such other address as the Indemnitee or the Company shall designate in writing pursuant to the above):

(a)	If to the Indemnitee:

At the address for the Indemnitee shown in the Company’s records

(b)	If to the Company:

The Dress Barn, Inc. 30 Dunnigan Drive Suffern, New York 10901 Attn: Gene L. Wexler, Esq., Senior Vice President & General Counsel

21. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

22. Miscellaneous.    Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.  The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

THE DRESS BARN, INC.

By:	/s/ Elliot S. Jaffe
Elliot S. Jaffe Chairman

/s/ Burt Steinberg Burt Steinberg